Exhibit 99.1

BioSolar Announces $5.0 Million Registered Direct Offering

SANTA CLARITA, Calif. (April 5, 2021) -- BioSolar, Inc. (OTC: BSRC), a developer of energy technologies, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase in a registered direct offering 125,000,000 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 125,000,000 shares of common stock. The combined purchase price for one share of common stock (or common stock equivalent in lieu thereof) and a warrant to purchase one share of common stock is $0.04. The warrants have an exercise price of $0.04 per share, will be immediately exercisable and will expire five years from the issuance date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $5.0 million. The Company intends to use the net proceeds primarily to aggressively expand and accelerate the development of its electrolyzer technology to lower the cost of green hydrogen production, as well as for working capital and general corporate purposes. The offering is expected to close on or about April 7, 2021, subject to the satisfaction of customary closing conditions.

A shelf registration statement on Form S-3 (File No. 333-254336) relating to the registered direct offering of the securities described above was filed with the Securities and Exchange Commission (“SEC”) on March 16, 2021 and was declared effective on March 25, 2021. The offering of the securities is being made only by means of a prospectus supplement and accompanying prospectus that forms a part of the effective registration statement. Electronic copies of the final prospectus supplement and the accompanying prospectus will be filed with the SEC and may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (212) 856-5711 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company recently announced that is in the process of changing its corporate name to NewHydrogen, Inc. to better reflect its expanded focus on green hydrogen technologies.

About BioSolar, Inc.

BioSolar is a developer of clean energy technologies including green hydrogen, and lithium-ion battery components. The Company’s current focus is on developing a breakthrough electrolyzer technology to lower the cost of Green Hydrogen production. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to use electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. Unfortunately, electrolyzers are expensive and rely on rare earth materials such as platinum and iridium. These very expensive materials account for nearly 50% of the cost of electrolyzers. The Company’s technology is aimed at significantly reducing or replacing rare earth materials in electrolyzers with inexpensive earth abundant materials to help usher in a Green Hydrogen economy that Goldman Sachs estimates will be worth $12 trillion by 2050.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These statements include, without limitation, statements related to our ability to close the registered direct offering, the gross proceeds from the offering and the use of proceeds. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: market and other conditions, the impact of economic, competitive and other factors affecting the Company and its operations, and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.

Contact Information

Investor Relations Contact:
Tom Becker
BioSolar, Inc.
ir@biosolar.com
(877) 904-3733